                                  EXHIBIT 99.1

                                                  Contact person:   Robert Hynes
                                                                  (212) 355-5200

FOR IMMEDIATE RELEASE

        WHX CORPORATION ANNOUNCES FIRE AT ITS SUMCO INC. PLATING FACILITY

New York, N.Y.,  January 22, 2002 - WHX Corporation  (NYSE: WHX) today announced that a fire occurred at Handy & Harman's Sumco Inc. plating facility, located in
Indianapolis,  Indiana on Sunday evening, January 20, 2002, and was extinguished on Monday morning, January 21, 2002. Handy & Harman is a wholly-owned subsidiary of WHX. Handy & Harman reported that to its knowledge no injuries  occurred as a consequence of the fire.

Handy & Harman is in the process of determining  the extent of the damage to the facility.  Although it believes  that the damage is  extensive  and the facility will not be operational for a period of time not yet determined,  Handy & Harman is committed to commencing repairs and to resuming operations at the facility as soon as is reasonably possible. Handy & Harman is also monitoring the effects of the fire on the  community  where  the  plant  is  located.  Handy & Harman  has business interruption and casualty insurance.  At the present time, the cause of the fire is not yet known.

About WHX

WHX is a holding  company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized  basis.  WHX's primary businesses currently  are:  Handy &  Harman,  a  diversified  manufacturing  company  whose strategic business segments encompass, among others, specialty wire, tubing, and
fasteners,   and  precious   metals   plating  and   fabrication;   and  Unimast
Incorporated,  a leading  manufacturer  of steel  framing,  vinyl trim and other products for  commercial  and  residential  construction.  WHX's other  business consists of the WPC Group, a vertically  integrated  manufacturer of value-added and flat rolled steel products,  which filed a petition for relief under Chapter
11 of the Bankruptcy Code on November 16, 2000.

Forward-Looking Statements

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking statements involve risks and uncertainty.  Although WHX believes that the assumptions underlying the forward-looking  statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in the  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a representation by WHX or any other person that the objectives and plans of WHX will be achieved.